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                                   EXHIBIT 16

                        LETTER FROM SWENSON ADVISORS, LLP
                                     TO THE
                       SECURITIES AND EXCHANGE COMMISSION

July 11, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:


                          Education Lending Group, Inc.


We have read Item 4(a) of Education Lending Group, Inc.'s Form 8-K dated July 11, 2002 and are in agreement with the statements contained in Item 4(a) therein.


Yours very truly,

/s/ Swenson Advisors, LLP
San Diego, California